Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Post-Effective Amendment No. 6 to this Registration Statement on Form S-1 of our report dated March 29, 2011 (except for Note 13 as to which date is September 14, 2011), relating to the financial statements of DSD Network of America, Inc. (formerly DewMar International BMC, Inc.).

/s/ LL Bradford & Company, LLC

Las Vegas, Nevada

September 21, 2011